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                                                                   Exhibit  23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated April 28, 2000 included on the financial statements of Digital Visions, Inc. for the year ended December 31, 1999 in Amendment No. 1 to the Current Report on Form 8-K/A of SS&C Technologies, Inc. dated November 15, 2001 and in SS&C Technologies, Inc.'s previously filed Registration Statement File Nos. 333-07205, 333-07207, 333-07211, 333-07213, 333-52295, 333-82131,
333-95401, 333-38140, 333-38142, 333-38144 and 333-61628.

/s/ARTHUR ANDERSEN LLP


Atlanta, Georgia
January 25, 2002